Exhibit 99.1

Harris Corporation Reports Fiscal 2013 Second Quarter Results

MELBOURNE, Florida, January 29, 2013 — Harris Corporation (NYSE:HRS) reported revenue in the second quarter of fiscal 2013 of $1.29 billion compared with $1.31 billion in the prior year. GAAP income from continuing operations was $142 million, or $1.25 per diluted share, compared with $136 million, or $1.18 per diluted share. Non-GAAP income from continuing operations in the prior year was $142 million, or $1.24 per diluted share. Fiscal 2012 non-GAAP amounts exclude acquisition-related costs, and a reconciliation of GAAP to non-GAAP financial measures is provided in the tables. Orders in the second quarter were $1.36 billion compared with $1.04 billion in the prior year.

“Harris second quarter results were solid in a very difficult and uncertain government spending environment,” said William M. Brown, president and chief executive officer. “Orders were up 30 percent compared to the prior year with all three business segments experiencing double-digit growth. In this current environment, we will continue to focus on providing our customers with innovative and cost-effective solutions, lowering costs throughout our company, increasing free cash flow and effectively deploying capital.”

RF Communications

Revenue in the second quarter for the RF Communications segment was $486 million compared with $526 million in the prior year. Tactical Communications revenue was $337 million, a decline of 14 percent, and Public Safety revenue was $149 million, an increase of 10 percent. Operating income for the RF Communications segment was $151 million compared with $172 million in the prior year. Operating margin was 31.1 percent compared with 32.8 percent in the prior year, and reflects a shift in product mix related to the strong revenue growth in Public Safety.

Orders for the segment totaled $402 million, including $287 million in Tactical Communications and $115 million in Public Safety. Book-to-bill was .83 for the segment. At the end of the second quarter, backlog was $561 million in Tactical Communications and $581 million in Public Safety.

During the quarter, Harris was awarded a 5-year, $85 million, sole-source, Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Air Force and received $33 million in initial delivery orders for Falcon III® wideband radios to be deployed as the next-generation platform for voice and data communications. Harris received from a nation in Asia a $36 million order, and following the close of the quarter, an additional $6 million for an end-to-end integrated tactical information system incorporating Falcon III radios to form the long distance communications backbone. Harris received $33 million in orders from a NATO country, including an initial $11 million order for Falcon III Secure Personal Radios and a $22 million order for Falcon III handheld radios.

HARRIS CORPORATION

Harris was also awarded two significant contracts for P25 land mobile radio systems, a $31 million contract from the Republic of Trinidad and Tobago and a $16 million contract for the city of Montreal’s vast public transportation network.

Integrated Network Solutions

Revenue in the second quarter for the Integrated Network Solutions segment was $396 million, a 3 percent increase compared with $385 million in the prior year. Solid growth in CapRock Communications and Healthcare Solutions was partially offset by a decline in IT Services revenue, primarily from the loss of the Patriot program. Operating income for the segment was $32 million compared with $20 million in the prior year. Non-GAAP operating income in the prior year was $29 million.

Orders for CapRock Communications increased 21 percent while Healthcare Solutions orders more than doubled in the second quarter compared with the prior year. CapRock Communications received $84 million in orders under the Defense Information Systems Agency (DISA) contract to provide end-to-end managed terrestrial network services. Harris was also awarded a contract extension from Royal Caribbean Cruises as well as contracts from Baker Hughes, Anadarko, and a country in Europe totaling $35 million for satellite communications solutions.

Government Communications Systems

Revenue in the second quarter for the Government Communications Systems segment was $439 million, a 4 percent increase compared with $422 million in the prior year. Year-over-year increases in revenue from the GOES-R weather program, the Space Network Ground Segment Sustainment (SGSS) program, and various classified programs were partially offset by continued lower spending by Department of Defense customers. Operating income was $66 million compared with $63 million in the prior year. Operating margin was strong at 14.9 percent.

During the quarter, Harris received awards totaling $242 million from several classified customers. Harris was also one of twenty prime contractors selected to compete for work under the 5-year, $10 billion Global Tactical Advanced Communication Systems (GTACS) IDIQ contract.

HARRIS CORPORATION

Discontinued Operations

Harris entered into a definitive asset sale agreement with Gores Broadcast Solutions, Inc., an affiliate of The Gores Group, LLC, relating to the sale of Broadcast Communications, which the company expects to complete in early calendar year 2013. As a result, Harris recorded an additional non-cash impairment charge of $98 million in discontinued operations.

Earnings Guidance

Due to expected slower government spending resulting from growing budget uncertainty, Harris has updated its fiscal 2013 guidance for income from continuing operations from a range of $5.10 to $5.30 per share to a range of $5.00 to $5.20 per share. Revenue is now expected to decline 2 to 4 percent compared to the prior year.

Harris will host a conference call today, January 29, at 8:30 a.m. Eastern Time (ET) to discuss its second quarter fiscal 2013 financial results. The dial-in numbers for the teleconference are (866) 700-0161 (U.S.) and (617) 213-8832 (International), using participant code 54236217. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants may listen to the call and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 12 p.m. ET on January 29.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5.5 billion of annual revenue and about 15,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the second quarter of fiscal 2012, excluding charges for acquisition-related costs; and operating income for the Integrated Network Solutions segment for the second quarter of fiscal 2012, excluding charges for acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

HARRIS CORPORATION

Attachments: Financial Statements (Six tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2013; potential contract opportunities and awards; the potential value of contract awards; statements regarding outlook, including expected revenue, orders and cash flow; and anticipated timing of the divestiture of Broadcast Communications. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general downturn and weakness in the global economy and U.S. government’s budget deficits and national debt and potential sequestration; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, our managed satellite and terrestrial communications solutions; the timing and impact of anticipated dispositions of the company’s Cyber Integrated Solutions operation and Broadcast Communications business; the timing and amount of anticipated gains, losses, impairments and charges related to such dispositions; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com

HARRIS CORPORATION

Table 1

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
	(In millions, except per share amounts)

Revenue from product sales and services	$1,286.9	$1,310.2	$2,548.4	$2,646.3

Cost of product sales and services	(845.4)	(856.0)	(1,693.7)	(1,749.9)
Engineering, selling and administrative expenses	(213.1)	(222.3)	(411.3)	(445.7)
Non-operating income (loss)	(1.1)	2.9	(1.1)	3.6
Interest income	0.5	0.2	1.0	1.1
Interest expense	(27.6)	(29.1)	(55.5)	(57.2)

Income from continuing operations before income taxes	200.2	205.9	387.8	398.2
Income taxes	(61.7)	(71.1)	(121.0)	(132.8)

Income from continuing operations	138.5	134.8	266.8	265.4
Discontinued operations, net of income taxes	(93.7)	(2.5)	(308.0)	(12.0)

Net income (loss)	44.8	132.3	(41.2)	253.4
Noncontrolling interests, net of income taxes	3.7	0.8	3.9	1.3

Net income (loss) attributable to Harris Corporation	$48.5	$133.1	$(37.3)	$254.7

Net income (loss) per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$1.26	$1.19	$2.42	$2.27
Discontinued operations	(0.83)	(0.02)	(2.75)	(0.10)

	$0.43	$1.17	$(0.33)	$2.17

Diluted
Continuing operations	$1.25	$1.18	$2.40	$2.26
Discontinued operations	(0.82)	(0.02)	(2.73)	(0.10)

	$0.43	$1.16	$(0.33)	$2.16

Cash dividends paid per common share	$0.37	$0.28	$0.74	$0.56

Basic weighted average common shares outstanding	112.3	112.4	112.1	116.1
Diluted weighted average common shares outstanding	112.9	112.8	112.7	116.5

Table 2

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
	(In millions)

Revenue
RF Communications	$486.0	$525.7	$930.7	$1,022.8
Integrated Network Solutions	396.3	385.4	772.0	804.0
Government Communications Systems	438.8	422.4	904.3	866.1
Corporate eliminations	(34.2)	(23.3)	(58.6)	(46.6)

	$1,286.9	$1,310.2	$2,548.4	$2,646.3

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$151.0	$172.4	$285.1	$326.4
Integrated Network Solutions	32.4	19.5	64.8	41.3
Government Communications Systems	65.5	62.9	132.6	126.0
Unallocated corporate expense	(17.7)	(22.0)	(34.4)	(40.6)
Corporate eliminations	(2.8)	(0.9)	(4.7)	(2.4)
Non-operating income (loss)	(1.1)	2.9	(1.1)	3.6
Net interest expense	(27.1)	(28.9)	(54.5)	(56.1)

	$200.2	$205.9	$387.8	$398.2

Table 3

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Two Quarters Ended
	December 28, 2012	December 30, 2011
	(In millions)
Operating Activities
Net income (loss)	$(41.2)	$253.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	110.2	129.3
Share-based compensation	15.0	16.6
Non-current deferred income taxes	0.2	(3.4)
Gain on the sale of securities available-for-sale	(9.0)	—
Impairment of assets of discontinued operations	320.7	—
(Increase) decrease in:
Accounts and notes receivable	57.6	(21.7)
Inventories	(9.9)	21.5
Increase (decrease) in:
Accounts payable and accrued expenses	(151.0)	(169.4)
Advance payments and unearned income	39.8	43.0
Income taxes	(49.1)	7.3
Other	(3.8)	1.4

Net cash provided by operating activities	279.5	278.0

Investing Activities
Net cash paid for acquired businesses	—	(14.0)
Cash paid for cost-method investment	(0.8)	—
Additions of property, plant and equipment	(79.9)	(111.3)
Additions of capitalized software	(2.8)	(11.2)
Proceeds from the sale of securities available-for-sale	11.9	—

Net cash used in investing activities	(71.6)	(136.5)

Financing Activities
Proceeds from borrowings	10.4	364.9
Repayments of borrowings	(129.4)	(3.7)
Proceeds from exercises of employee stock options	78.4	6.2
Repurchases of common stock	(114.2)	(423.2)
Cash dividends	(84.0)	(64.5)

Net cash used in financing activities	(238.8)	(120.3)

Effect of exchange rate changes on cash and cash equivalents	3.0	(1.1)

Net increase (decrease) in cash and cash equivalents	(27.9)	20.1

Cash and cash equivalents, beginning of year	356.0	366.9

Cash and cash equivalents, end of quarter	$328.1	$387.0

Table 4

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 28, 2012	June 29, 2012
	(In millions)
Assets

Cash and cash equivalents	$328.1	$356.0
Receivables	702.5	750.2
Inventories	624.5	617.8
Income taxes receivable	35.3	12.0
Current deferred income taxes	174.4	160.5
Other current assets	77.7	71.2
Current assets of discontinued operations	316.7	632.7
Property, plant and equipment	666.6	659.4
Goodwill	1,709.2	1,695.3
Intangible assets	380.3	421.7
Non-current deferred income taxes	81.9	80.3
Other non-current assets	144.1	135.7

	$5,241.3	$5,592.8

Liabilities and Equity

Short-term debt	$38.1	$159.4
Accounts payable	299.0	381.0
Compensation and benefits	189.5	229.1
Other accrued items	237.9	269.6
Advance payments and unearned income	265.2	221.5
Income taxes payable	—	12.0
Current deferred income taxes	2.0	0.8
Current portion of long-term debt	12.6	4.8
Current liabilities of discontinued operations	118.9	136.2
Long-term debt	1,879.2	1,883.0
Long-term contract liability	103.3	109.5
Other long-term liabilities	269.5	239.8
Equity	1,826.1	1,946.1

	$5,241.3	$5,592.8

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; engineering, selling and administrative expenses; income from continuing operations before income taxes; income taxes; income from continuing operations; income from continuing operations attributable to Harris Corporation; and income from continuing operations per diluted common share attributable to Harris Corporation common shareholders, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statement of Income

(Unaudited)

	Quarter Ended December 28, 2012			Quarter Ended December 30, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)

Revenue from product sales and services	$1,286.9	$—	$1,286.9	$1,310.2	$—	$1,310.2

Cost of product sales and services	(845.4)	—	(845.4)	(856.0)	—	(856.0)
Engineering, selling and administrative expenses (A)	(213.1)	—	(213.1)	(222.3)	9.7	(212.6)
Non-operating income (loss)	(1.1)	—	(1.1)	2.9	—	2.9
Interest income	0.5	—	0.5	0.2	—	0.2
Interest expense	(27.6)	—	(27.6)	(29.1)	—	(29.1)

Income from continuing operations before income taxes	200.2	—	200.2	205.9	9.7	215.6
Income taxes (B)	(61.7)	—	(61.7)	(71.1)	(3.1)	(74.2)

Income from continuing operations	138.5	—	138.5	134.8	6.6	141.4
Noncontrolling interests, net of income taxes	3.7	—	3.7	0.8	—	0.8

Income from continuing operations attributable to Harris Corporation	$142.2	$—	$142.2	$135.6	$6.6	$142.2

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$1.25	$—	$1.25	$1.18	$0.06	$1.24

	Two Quarters Ended December 28, 2012			Two Quarters Ended December 30, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)

Revenue from product sales and services	$2,548.4	$—	$2,548.4	$2,646.3	$—	$2,646.3

Cost of product sales and services	(1,693.7)	—	(1,693.7)	(1,749.9)	—	(1,749.9)
Engineering, selling and administrative expenses (A)	(411.3)	—	(411.3)	(445.7)	19.3	(426.4)
Non-operating income (loss)	(1.1)	—	(1.1)	3.6	—	3.6
Interest income	1.0	—	1.0	1.1	—	1.1
Interest expense	(55.5)	—	(55.5)	(57.2)	—	(57.2)

Income from continuing operations before income taxes	387.8	—	387.8	398.2	19.3	417.5
Income taxes (B)	(121.0)	—	(121.0)	(132.8)	(5.7)	(138.5)

Income from continuing operations	266.8	—	266.8	265.4	13.6	279.0
Noncontrolling interests, net of income taxes	3.9	—	3.9	1.3	—	1.3

Income from continuing operations attributable to Harris Corporation	$270.7	$—	$270.7	$266.7	$13.6	$280.3

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$2.40	$—	$2.40	$2.26	$0.11	$2.37

Table 6

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Business Segment Information

(Unaudited)

	Quarter Ended December 28, 2012			Quarter Ended December 30, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$486.0	$—	$486.0	$525.7	$—	$525.7
Integrated Network Solutions	396.3	—	396.3	385.4	—	385.4
Government Communications Systems	438.8	—	438.8	422.4	—	422.4
Corporate eliminations	(34.2)	—	(34.2)	(23.3)	—	(23.3)

	$1,286.9	$—	$1,286.9	$1,310.2	$—	$1,310.2

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$151.0	$—	$151.0	$172.4	$—	$172.4
Integrated Network Solutions (C)	32.4	—	32.4	19.5	9.7	29.2
Government Communications Systems	65.5	—	65.5	62.9	—	62.9
Unallocated corporate expense	(17.7)	—	(17.7)	(22.0)	—	(22.0)
Corporate eliminations	(2.8)	—	(2.8)	(0.9)	—	(0.9)
Non-operating income (loss)	(1.1)	—	(1.1)	2.9	—	2.9
Net interest expense	(27.1)	—	(27.1)	(28.9)	—	(28.9)

	$200.2	$—	$200.2	$205.9	$9.7	$215.6

	Two Quarters Ended December 28, 2012			Two Quarters Ended December 30, 2011
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)

Revenue
RF Communications	$930.7	$—	$930.7	$1,022.8	$—	$1,022.8
Integrated Network Solutions	772.0	—	772.0	804.0	—	804.0
Government Communications Systems	904.3	—	904.3	866.1	—	866.1
Corporate eliminations	(58.6)	—	(58.6)	(46.6)	—	(46.6)

	$2,548.4	$—	$2,548.4	$2,646.3	$—	$2,646.3

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$285.1	$—	$285.1	$326.4	$—	$326.4
Integrated Network Solutions (C)	64.8	—	64.8	41.3	19.3	60.6
Government Communications Systems	132.6	—	132.6	126.0	—	126.0
Unallocated corporate expense	(34.4)	—	(34.4)	(40.6)	—	(40.6)
Corporate eliminations	(4.7)	—	(4.7)	(2.4)	—	(2.4)
Non-operating income (loss)	(1.1)	—	(1.1)	3.6	—	3.6
Net interest expense	(54.5)	—	(54.5)	(56.1)	—	(56.1)

	$387.8	$—	$387.8	$398.2	$19.3	$417.5

HARRIS CORPORATION

FY ‘13 Second Quarter Summary

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Notes to tables 5 and 6:

Note A – Adjustments to engineering, selling and administrative expenses for the quarter ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”) and the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”) ($9.7 million combined). Adjustments to engineering, selling and administrative expenses for the two quarters ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($17.0 million combined) and Carefx Corporation (“Carefx”) ($2.3 million).

Note B – Adjustments to our income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.

Note C – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock and Schlumberger GCS ($9.7 million combined). Adjustments to our Integrated Network Solutions segment operating income for the two quarters ended December 30, 2011 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($17.0 million combined) and Carefx ($2.3 million).